$435,000,000

                                CREDIT AGREEMENT

                                   Arranged by

                   MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE,
                           FENNER & SMITH INCORPORATED

                            Dated as of June 29, 2000

                                      among

                              VECTREN CORPORATION,

                         VECTREN UTILITY HOLDINGS, INC.,

                                CERTAIN LENDERS,

                   MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE,
                          FENNER & SMITH INCORPORATED,

                  as Sole Lead Arranger and Syndication Agent,

                                    ABN AMRO,

                             as Documentation Agent,

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

DEFINITIONS ................................................................  1

                                   ARTICLE II

                                   THE CREDITS

2.1.     Commitment..........................................................13
2.2.     Required Payments; Termination......................................13
2.3.     Ratable Loans.......................................................13
2.4.     Types of Advances...................................................13
2.5.     Facility Fee; Utilization Fee; Reductions in Aggregate Commitment...13
2.6.     Minimum Amount of Each Advance......................................14
2.7.     Optional Principal Payments.........................................14
2.8.     Method of Selecting Types and Interest Periods for New Advances.....14
2.9.     Conversion and Continuation of Outstanding Advances.................15
2.10.    Interest Rates, etc.................................................15
2.11.    Rates Applicable After Default......................................16
2.12.    Method of Payment...................................................16
2.13.    Noteless Agreement; Evidence of Indebtedness........................16
2.14.    Telephonic Notices..................................................17
2.15.    Interest Payment Dates; Interest and Fee Basis......................17
2.16.    Notification of Advances, Interest Rates, Prepayments and
           Commitment Reductions.............................................18
2.17.    Lending Installations...............................................18
2.18.    Non-Receipt of Funds by the Administrative Agent....................18
2.19.    Term-out Option.....................................................19

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

3.1.     Yield Protection....................................................19
3.2.     Changes in Capital Adequacy Regulations.............................20
3.3.     Availability of Types of Advances...................................20
3.4.     Funding Indemnification.............................................21
3.5.     Taxes...............................................................21
3.6.     Lender Statements; Survival of Indemnity............................23

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

4.1.     Initial Advance.....................................................24
4.2.     Each Advance........................................................25

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1.     Existence and Standing..............................................26
5.2.     Authorization and Validity..........................................26
5.3.     No Conflict; Government Consent.....................................26
5.4.     Financial Statements................................................27
5.5.     Material Adverse Change.............................................27
5.6.     Taxes...............................................................27
5.7.     Litigation and Contingent Obligations...............................27
5.8.     ERISA...............................................................28
5.9.     Accuracy of Information.............................................28
5.10.    Regulation U........................................................29
5.11.    Material Agreements.................................................29
5.12.    Compliance With Laws................................................29
5.13.    Ownership of Properties.............................................29
5.14.    Plan Assets; Prohibited Transactions................................29
5.15.    Environmental Matters...............................................30
5.16.    Investment Company Act..............................................30
5.17.    Public Utility Holding Company Act..................................30
5.18.    Pari Passu Indebtedness.............................................30

                                   ARTICLE VI

                                    COVENANTS

6.1.     Financial Reporting.................................................30
6.2.     Use of Proceeds.....................................................31
6.3.     Notice of Default...................................................32
6.4.     Conduct of Business.................................................32
6.5.     Taxes...............................................................32
6.6.     Insurance...........................................................32
6.7.     Compliance with Laws................................................32
6.8.     Maintenance of Properties...........................................32
6.9.     Inspection..........................................................33
6.10.    Consolidations, Mergers and Sale of Assets..........................33
6.11.    Liens...............................................................34
6.12.    Transactions with Affiliates........................................35
6.13.    Maintenance of Indebtedness to Capitalization Ratio.................36
6.14.    Limitation on Certain Restrictions Affecting Subsidiaries...........36

                                   ARTICLE VII

                                    DEFAULTS

DEFAULTS ................................................................... 36

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.     Acceleration........................................................38
8.2.     Amendments..........................................................38
8.3.     Preservation of Rights..............................................39

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1.     Survival of Representations.........................................40
9.2.     Governmental Regulation.............................................40
9.3.     Headings............................................................40
9.4.     Entire Agreement....................................................40
9.5.     Several Obligations; Benefits of This Agreement.....................40
9.6.     Expenses; Indemnification...........................................40
9.7.     Numbers of Documents................................................41
9.8.     Accounting..........................................................41
9.9.     Severability of Provisions..........................................41
9.10.    Nonliability of Lenders.............................................41
9.11.    Confidentiality.....................................................42
9.12.    Nonreliance.........................................................42
9.13.    Joint and Several Liability.........................................42

                                    ARTICLE X

                                   THE AGENTS

10.1.    Appointment; Nature of Relationship.................................43
10.2.    Powers..............................................................44
10.3.    General Immunity....................................................44
10.4.    No Responsibility for Loans, Recitals, etc..........................44
10.5.    Action on Instructions of Lenders...................................45
10.6.    Employment of Administrative Agents and Counsel.....................45
10.7.    Reliance on Documents; Counsel......................................45
10.8.    Administrative Agent's Reimbursement and Indemnification............45
10.9.    Notice of Default...................................................46
10.10.   Rights as a Lender..................................................46
10.11.   Lender Credit Decision..............................................46
10.12.   Successor Administrative Agent......................................47
10.13.   Administrative Agent's Fee..........................................48
10.14.   Delegation to Affiliates............................................48

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

11.1.    Setoff..............................................................48
11.2.    Ratable Payments....................................................48

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.    Successors and Assigns..............................................49
12.2.    Participations......................................................49
         12.2.1.    Permitted Participants; Effect...........................49
         12.2.2.    Voting Rights............................................50
         12.2.3.    Benefit of Setoff........................................50
12.3.    Assignments.........................................................50
         12.3.1.    Permitted Assignments....................................50
         12.3.2.    Effect; Effective Date...................................51
12.4.    Pledges to Federal Reserve Bank.....................................52
12.5.    Dissemination of Information........................................52
12.6.    Tax Treatment.......................................................52
12.7.    Designation.........................................................53

                                  ARTICLE XIII

                                     NOTICES

NOTICES .....................................................................54

                                   ARTICLE XIV

                                  COUNTERPARTS

COUNTERPARTS ................................................................54

                                   ARTICLE XV

                            CHOICE OF LAW; CONSENT TO

                       JURISDICTION; WAIVER OF JURY TRIAL

15.1.    Choice of Law.......................................................54
15.2.    Consent to Jurisdiction.............................................55
15.3.    Waiver of Jury Trial................................................55


PRICING SCHEDULE............................................................P-1

SCHEDULE 1               LIENS..............................................S-1

SCHEDULE 2               ENCUMBRANCES AFFECTING SUBSIDIARIES................S-2

EXHIBIT A                FORM OF OPINION....................................A-1

EXHIBIT B                FORM OF COMPLIANCE CERTIFICATE.....................B-1

EXHIBIT C                FORM OF ASSIGNMENT AGREEMENT.......................C-1

EXHIBIT D                FORM OF LOAN/CREDIT-RELATED MONEY TRANSFER
                           INSTRUCTION......................................D-1

EXHIBIT E                FORM OF NOTE.......................................E-1

EXHIBIT F                FORM OF TAX REPRESENTATION CERTIFICATE.............F-1

                                CREDIT AGREEMENT

                  This Credit Agreement dated as of June 29, 2000 is among Vectren Corporation, Vectren Utility Holdings, Inc., the Lenders party hereto from time to time, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Syndication Agent, ABN AMRO, as
Documentation Agent, and Credit Suisse First Boston, as Administrative Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement:

                  "Acquisition" means the acquisition of certain gas utility assets of The Dayton Power and Light Company as contemplated by the Acquisition Agreement.


                  "Acquisition Agreement" means the Asset Purchase Agreement dated as of December 14, 1999, among Indiana Energy, Inc., The Dayton Power and Light Company and Number-3 CHK, Inc. (subsequently named Vectren Energy of Ohio, Inc.).

                  "Administrative Agent" means Credit Suisse First Boston, in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

                  "Advance" means a borrowing hereunder (including any conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to a Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

                  "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

                  "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 0.5% per annum.

                  "Applicable Facility Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment as set forth in the Pricing Schedule.

                  "Applicable Margin" means, at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances or Floating Rate Advances, as applicable, as set forth in the Pricing Schedule.

                  "Applicable Utilization Fee Rate" means, at any time, the percentage rate per annum at which utilization fees are accruing on the Loans as set forth in the Pricing Schedule.

                  "Approved Fund" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Article" means an article of this Agreement unless another document is specifically referenced.

                  "Assignment Agreement"-- see Section 12.3.1.

                  "Authorized Officer" means any of the President, any Vice President, the chief financial officer, the Treasurer or any Assistant Treasurer of Parent or VUHI, as the case may be, acting singly.

                  "Borrower" means either of Parent or VUHI.

                  "Borrowing Date" means a date on which an Advance is made hereunder (excluding the date of conversion of Loans to Term Loans pursuant to Section 2.19).

                  "Borrowing Notice"-- see Section 2.8.

                  "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York and Evansville, Indiana for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York and Evansville, Indiana for the conduct of substantially all of their commercial lending activities.

                  "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

                  "Change" -- see Section 3.2.

                  "Change of Control" means either of the following events:

                  (a) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof (the "Act")) shall become the Beneficial Owner (as defined in Rule 13d-3 under the Act) of 30% or more of the voting power of the capital stock or other equity interests of Parent the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of Parent; or

                  (b) a majority of the members of the Board of Directors of Parent shall cease to be Continuing Members.

                  "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                  "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

                  "Consolidated Total Capitalization" means, at any date of determination, the sum of (a) Parent's consolidated shareholders' equity plus
(b) Consolidated Total Indebtedness.

                  "Consolidated Total Indebtedness" means, at any date of determination, all then outstanding Indebtedness of Parent and its Subsidiaries (excluding Contingent Obligations except to the extent in respect of Indebtedness of another Person and excluding undrawn letter of credit availability), determined on a consolidated basis in accordance with GAAP.

                  "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

                  "Continuing Member" means a member of the Board of Directors of Parent who either (a) was a member of Parent's Board of Directors on the date of this Agreement and has been such continuously thereafter or (b) became a member of such Board of Directors after the date of this Agreement and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of Parent's Board of Directors.

                  "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Parent or any Subsidiary, are treated as a single employer under Section 414 of the Code.

                  "Conversion/Continuation Notice" -- see Section 2.9.

                  "Conversion Request" -- see Section 2.19.

                  "Default" means an event described in Article VII.

                  "Documentation Agent" means ABN AMRO, in its capacity as documentation agent for the Lenders.

                  "Eligible Person" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities; or any other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses or investing activities including, but not limited to, insurance companies, mutual funds and investment funds; and (vi) any other entity consented to by the Sole Lead Arranger and Parent. With respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund or commingled investment vehicle that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

                  "ERISA Entity" means Parent, any Subsidiary and any member of the Controlled Group.

                  "ERISA Event" means (a) any "reportable  event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the distress or involuntary termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to result in the termination of or the appointment of a trustee to administer any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the imposition of a lien under Section 302(f) of ERISA or
Section  412(n) of the Code or the  posting  of a bond or other  security  under
Section 307 of ERISA or Section 401(a)(29) of the Code in connection with an amendment to a Plan; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to Parent or any Subsidiary.

                  "Eurodollar Advance" means an Advance which bears interest at the applicable Eurodollar Rate.

                  "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Advance for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in U.S. dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                  "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

                  "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin for Eurodollar Advances. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

                  "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

                  "Exempt Lender"-- see Section 3.5(iv).

                  "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

                  "Facility Termination Date" means June 28, 2001, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

                  "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "Fee Letter" means the fee letter dated December 16, 1999, between Indiana Energy, Inc. and Merrill Lynch Capital Corporation.

                  "Floating Rate" means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus (ii) the Applicable Margin for Floating Rate Advances.

                  "Floating Rate Advance" means an Advance which bears interest at the applicable Floating Rate.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board.

                  "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations and (viii) all obligations, contingent or otherwise, with respect to the face amount of letters of credit (whether or not drawn) and bankers' acceptances issued for the account of such Person.

                  "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day first selected by either Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

                  "Lenders"  means  the  lending   institutions  listed  on  the
signature pages of this Agreement and their respective successors and assigns.

                  "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

                  "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

                  "Loan" -- see Section 2.1; from and after the Facility Termination Date the word "Loan" shall refer to Term Loans, if any, then outstanding.

                  "Loan Documents" means this Agreement and any Notes issued pursuant to Section 2.13(iv).

                  "Margin Stock" means margin stock within the meaning of Regulations T, U and X.

                  "Material  Adverse Effect" means a material  adverse effect on
(i) the business, results of operation or financial condition of Parent and the Subsidiaries taken as a whole (after giving effect to the Transactions), (ii) the ability of either Borrower to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

                  "Material Indebtedness"-- see Section 7.5.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Moody's Rating"-- see Pricing Schedule.

                  "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, or (ii) with respect to which Parent or any Subsidiary could reasonably be expected to incur liability.

                  "Non-U.S. Lender"-- see Section 3.5(iv).

                  "Note"-- see Section 2.13(iv).

                  "Notice of Assignment" -- see Section 12.3.2.

                  "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

                  "Other Taxes"-- see Section 3.5(ii).

                  "Parent" means Vectren Corporation, an Indiana corporation, and, to the extent permitted by this Agreement, its successors and assigns.

                  "Participants"-- see Section 12.2.1.

                  "Payment Date" means the last Business Day of each March, June, September and December.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor agency thereto).

                  "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Parent or any member of the Controlled Group may have any liability.

                  "Pricing   Schedule"   means  the  Schedule   attached  hereto
identified as such.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced by Credit Suisse First Boston (or any successor Administrative Agent) from time to time, changing when and as said prime rate changes.

                  "Property" of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  "Purchasers"-- see Section 12.3.1.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                  "Required Lenders" means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans.

                  "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

                  "Risk-Based Capital Guidelines" -- see Section 3.2.

                  "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "S&P Rating" -- see Pricing Schedule.

                  "Schedule" refers to a schedule to this Agreement, unless another document is specifically referenced.

                  "SEC" means the Securities and Exchange Commission (or any successor agency thereto).

                  "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "Sole Lead Arranger" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and its successors.

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Parent.

                  "Substantial Portion" means, with respect to the Property of Parent and the Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of Parent and the Subsidiaries as would be shown in the consolidated financial statements of Parent and the Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Parent and the Subsidiaries as reflected in the financial statements referred to in clause (i) above.

                  "Syndication Agent" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as syndication agent for the Lenders.

                  "Tax Representation Certificate"-- see Section 3.5(iv).

                  "Taxes" means any and all present or future taxes, duties, levies, fees, imposts, deductions, charges or withholdings, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, but excluding Excluded Taxes.

                  "Term Loans"-- see Section 2.19.

                  "'34 Act Reports" means the periodic reports of Parent filed with the SEC on Forms 10-K, 10-Q and 8-K (or any successor forms thereto).

                  "Transactions" means the Acquisition, the entering into and borrowings under this Agreement and other transactions entered into and consummated in connection with the Acquisition.

                  "Transferee"-- see Section 12.4.

                  "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

                  "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

                  "U.S. Lender"-- see Section 3.5(iv).

                  "VUHI" means Vectren Utility Holdings, Inc., an Indiana corporation and a Wholly-Owned Subsidiary of Parent, and, to the extent permitted by this Agreement, its successors and assigns.

                  "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

                  2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a "Loan") to the Borrowers from time to time in amounts not to exceed in the aggregate at any one time outstanding to the Borrowers collectively the amount of such Lender's Commitment. Subject to the terms of this Agreement, either Borrower may borrow, repay and reborrow hereunder at any time prior to the Facility Termination Date. Subject to Section 2.19, the Commitments to lend hereunder shall expire on the Facility Termination Date.

                  2.2. Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date, except that all Term Loans shall be paid in full by the Borrowers on the second anniversary of the date hereof.

                  2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment from time to time (and with respect to Section 2.19, immediately prior to the Facility Termination
Date).

                  2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, as selected by either Borrower in accordance with Sections 2.8 and 2.9.

                  2.5. Facility Fee; Utilization Fee; Reductions in Aggregate Commitment. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on the amount of such Lender's Commitment from the date hereof, to and including the Facility Termination Date, payable on each Payment Date and on the Facility Termination Date or, in the case of Term Loans, on each Payment Date and the date of maturity of the Term Loans. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a utilization fee at a per annum rate equal to the Applicable Utilization Fee Rate of such Lender's daily average outstanding Loans for so long as the average outstanding Loans are greater than 33.3% of the Aggregate Commitments (or, in the case of Term Loans, on each date after the Facility Termination Date regardless of the percentage of the commitments drawn at the Facility Termination Date), payable on each Payment Date, the Facility Termination Date and the date of maturity of the Term Loans. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the amount of $10,000,000 or a higher integral multiple of $2,500,000, and each Floating Rate Advance shall be in the amount of $2,500,000 or a higher integral multiple thereof.

                  2.7. Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances or, in a minimum aggregate amount of $2,500,000 or a higher integral multiple thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, any outstanding Eurodollar Advance or, in a minimum aggregate amount of $10,000,000 or a higher integral multiple of $2,500,000, any portion of an outstanding Eurodollar Advance upon three Business Days' prior notice to the Administrative Agent.

                  2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower requesting an Advance shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (New York City time) on the Borrowing Date of each Floating Rate Advance and not later than 11:00 a.m. (New York City time) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii) the aggregate amount of such Advance,

                  (iii) the Type of Advance selected, and

                  (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (New York City time) on each Borrowing Date, each Lender shall make available its Loan or Loans in immediately available funds to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address.

                  2.9. Conversion and Continuation of Outstanding Advances. Each Floating Rate Advance shall continue as a Floating Rate Advance unless and until such Floating Rate Advance is converted into a Eurodollar Advance pursuant to this Section 2.9 or is repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) either Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, either Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Either Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (New York City time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date, which shall be a Business Day, of such conversion or continuation,

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

                  (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

                  2.10. Interest Rates, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of each Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon either Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. With respect to any Loan, no Interest Period may end after the final scheduled maturity date of such Loan.

                  2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each overdue Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each overdue Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum; provided, however, that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

                  2.12.  Method of  Payment.  All  payments  of the  Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by noon (New York City time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation of such Lender specified in a notice timely received by the Administrative Agent from such Lender.

                  2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                 (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

                 (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in substantially the form of Exhibit E. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

                  2.14. Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of either Borrower. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

                  2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, facility fees and utilization fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (New York City time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment (subject to the provisos in the definition of "Interest Period").

                  2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

                  2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by the applicable Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

                  2.18. Non-Receipt of Funds by the Administrative Agent. Unless either Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of either Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by either Borrower, the interest rate applicable to the relevant Loan.

                  2.19. Term-out Option. The Borrowers may, subject to the terms and conditions set forth below, convert on the Facility Termination Date outstanding Advances to term loans ("Term Loans") in an amount not to exceed 50% of the Aggregate Commitments then in effect. Term Loans shall mature and be due and payable on the second anniversary of the date hereof. The effectiveness of any conversion pursuant to this Section 2.19 shall be subject to (a) no Default or Unmatured Default existing immediately after giving effect to such conversion, (b) payment by the Borrowers of a fee to each Lender on its aggregate principal amount of Terms Loans equal to a percentage of the amount thereof to be mutually agreed to by the Borrowers and the Sole Lead Arranger not fewer than 30 days prior to the Facility Termination Date, and (c) delivery by the Borrowers of a request for conversion to the Administrative Agent (a "Conversion Request") no more than 60 days and not fewer than 30 days prior to the Facility Termination Date.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

                  3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

                 (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

                  3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                  3.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of clause (i), require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

                  3.4. Funding  Indemnification.  If any payment of a Eurodollar
Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

                  3.5. Taxes. (i) All payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without setoff, counterclaim or other defense and free and clear of, and without deduction or withholding for, any and all Taxes. If the Borrowers shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent,
(a) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) the Borrowers shall make such deductions or withholdings, (c) the Borrowers shall pay the full amount deducted or withheld to the relevant authority in accordance with applicable law and (d) the Borrowers shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                 (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                (iii) The Borrowers hereby agree to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

                 (iv) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.1 or 12.3 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) deliver to each Borrower and to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Tax Representation Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). At the request of either Borrower, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "U.S. Lender"), other than a U.S. Lender that is a corporation or financial institution (an "Exempt Lender"), agrees to deliver to the Borrowers and to the Administrative Agent on or prior to the Closing Date, or in the case of a U.S. Lender that is not an Exempt Lender and that is an assignee or transferee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form) in order to demonstrate such Lender's entitlement to a complete exemption from United States back-up withholding tax with respect to payments to be made under this Agreement. Each Non-U.S. Lender further undertakes to deliver to each Borrower and to the Administrative Agent (x) renewals or additional copies of such forms (or any successor forms) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by either Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation or any change in the interpretation or administration thereof) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                 (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible and upon the request of either Borrower, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1.  Initial Advance.

                  The Lenders shall not be required to make the initial Advance hereunder unless the following conditions have been satisfied:

                  (a) The Borrowers shall have furnished to the Sole Lead Arranger and the Administrative Agent, with sufficient copies for the Lenders, copies of the articles or certificate of incorporation of each Borrower, together with all amendments, and a certificate of existence, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (b) The Borrowers shall have furnished to the Sole Lead Arranger and the Administrative Agent, with sufficient copies for the Lenders, copies, certified by the Secretary or Assistant Secretary of each Borrower, of such Borrower's by-laws and of such Borrower's Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents;

                  (c) The Borrowers shall have furnished to the Sole Lead Arranger and the Administrative Agent, with sufficient copies for the Lenders, an incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower;

                  (d) The Borrowers shall have furnished to the Sole Lead Arranger and the Administrative Agent, with sufficient copies for the Lenders, a written opinion of Borrowers' counsel in substantially the form of Exhibit A;

                  (e) The Borrowers shall have furnished to the Sole Lead Arranger and the Administrative Agent any Note requested by a Lender pursuant to Section 2.13(iv);

                  (f) The Borrowers shall have furnished to the Sole Lead Arranger and the Administrative Agent, written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer of each
         Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

                  (g) Parent's long-term, senior unsecured, non-credit-enhanced indebtedness shall be rated no lower than Baa1 by Moody's or BBB+ by S&P;

                  (h) The Sole Lead Arranger shall be reasonably satisfied with the corporate structure and pro forma capitalization of Parent and the Subsidiaries on a pro forma basis after giving effect to the Transactions;

                  (i) The Transactions and the financing therefor shall be in compliance with all material laws and regulations, or the Sole Lead Arranger shall have determined such to be inapplicable to the Transactions;

                  (j) Simultaneously with the making of the initial Advances, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement;

                  (k) No law or regulation shall be applicable in the reasonable judgment of the Sole Lead Arranger that restrains, prevents or imposes material adverse conditions upon any material component of the Transactions;

                  (l) There shall not have occurred or become known any Material Adverse Effect or any condition or event that could reasonably be expected to result in a Material Adverse Effect since December 31, 1999;

                  (m) All requisite governmental authorities and third parties shall have approved or consented to the Transactions to the extent required (without the imposition, in the reasonable judgment of the Sole Lead Arranger, of any materially burdensome condition or qualification), and all such approvals shall be in full force and effect, and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions;

                  (n) All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Sole Lead Arranger) of the Lenders and the Sole Lead Arranger in connection with this Agreement and the Fee Letter shall have been paid; and

                  (o) The Sole Lead Arranger shall have received such other legal opinions, corporate documents and other instruments and/or certificates as it may reasonably request.

                  4.2. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (i)    No Default or Unmatured Default exists; and

                 (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date in all material respects (except where such representation or warranty is already qualified as to materiality, in which case such representation or warranty is true in all respects) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

Each Borrowing Notice shall constitute a representation and warranty by each Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance. This
Section 4.2 shall not apply to conversions or continuations of outstanding Advances.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lenders that:

                  5.1. Existence and Standing. Each Borrower is a corporation properly organized and validly existing under the laws of the State of Indiana; each Subsidiary is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization; and each Borrower and each Subsidiary has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  5.2. Authorization and Validity. Each Borrower has the power and authority and legal right to execute and deliver this Agreement and the Notes (if any) and to perform its obligations hereunder and thereunder. The execution and delivery by each Borrower of this Agreement and the Notes (if any) and the performance of its obligations hereunder and thereunder have been duly authorized by proper corporate proceedings. This Agreement constitutes, and when duly executed and delivered any Note will constitute, a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrowers of this Agreement or any Note, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on either Borrower or any Subsidiary or (ii) either Borrower's articles or certificate of incorporation or by-laws or (iii) the provisions of any indenture, instrument or agreement to which either Borrower or any Subsidiary is a party or is subject, or by which either Borrower or any Subsidiary, or any of their respective Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on any Property of either Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, that has not been obtained by the Borrowers is required to be obtained by the Borrowers in connection with the execution and delivery of this Agreement or any Note, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of this Agreement or any Note.

                  5.4. Financial Statements. The December 31, 1999 consolidated financial statements of Parent and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP and fairly present the consolidated financial condition and operations of Parent and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                  5.5. Material Adverse Change. Since December 31, 1999, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  5.6. Taxes. Each Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns, statements, forms and reports for taxes which are required to be filed and have paid all taxes which have become due or any assessment received by such Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no material claims are being asserted or, to the knowledge of each Borrower, threatened in writing with respect to any such taxes. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

                  5.7. Litigation and Contingent Obligations. Except as set forth in Parent's '34 Act Reports filed prior to the date hereof, (a) there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of the knowledge of any of their officers, threatened against or affecting either Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loan; and (b) as of the date hereof, the Borrowers and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

                  5.8. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would be reasonably likely to result in a Material Adverse Effect. Each ERISA Entity is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan and all other employee benefit plans maintained or contributed to by the Borrowers or the Subsidiaries, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any of either Borrower or any Subsidiary in the event of a complete withdrawal from a Multiemployer Plan, as of the close of the most recent fiscal year of each Multiemployer Plan from which any ERISA Entity is reasonably expected to withdraw, would not reasonably be expected to result in a Material Adverse Effect. Each Foreign Plan (as defined below) has been maintained in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any Subsidiary have incurred any liability in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected to result in a Material Adverse Effect. For purposes hereof, "Foreign Plan" shall mean any pension benefit plan, program, policy, arrangement or agreement that is required to be funded and that is maintained or contributed to by, or entered into with, either Borrower or any Subsidiary with respect to employees employed outside the United States.

                  5.9. Accuracy of Information. No information, exhibit, financial statement, schedule or report furnished by either Borrower or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation, preparation or delivery of, compliance with, the Loan Documents or distributed in connection with the syndication of the Commitments and Loans and the Loan Documents themselves, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, contain any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. The projections and pro forma financial information furnished at any time by the Borrowers or any Subsidiary to any Lender pursuant to this Agreement have been prepared in good faith based on assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Borrower or Subsidiary, however, makes any representation as to the ability of either Borrower or any Subsidiary to achieve the results set forth in any such projections. Each Borrower and Subsidiary understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

                  5.10. Regulation U. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of the assets (of Parent and its Subsidiaries taken as a whole) which are subject to any limitation on sale, pledge or other restriction hereunder.

                  5.11. Material Agreements. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which is reasonably likely to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

                  5.12. Compliance With Laws. The Borrowers and the Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

                  5.13. Ownership of Properties. Except as set forth on Schedule 1, on the date of this Agreement, the Borrowers and the Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.11, to all of the Property and assets reflected in Parent's most recent consolidated financial statements provided to the Administrative Agent as owned by Parent and the Subsidiaries.

                  5.14. Plan Assets; Prohibited Transactions.Neither Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

                  5.15. Environmental Matters. Except as set forth in Parent's '34 Act Reports filed prior to the date hereof, there are no risks and liabilities accruing to either Borrower due to Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

                  5.16. Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.17. Public Utility Holding Company Act. Parent is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from registration thereunder pursuant to Section 3(a) thereof.

                  5.18. Pari Passu Indebtedness. The Indebtedness under the Loan Documents ranks at least pari passu with all other unsecured Indebtedness of the Borrowers.


                                   ARTICLE VI

                                    COVENANTS

                  During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

                  6.1. Financial Reporting. Each Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                  (i) Within 90 days after the close of each fiscal year, an unqualified audit report certified by Arthur Andersen LLP or another firm of independent certified public accountants that is a member of the "Big Five", prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their audit report, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                 (ii) Within 45 days after the close of the first three quarterly periods of each fiscal year, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, or (ii) if Parent is then a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-Q with the SEC, a copy of Parent's report on Form 10-Q for such quarterly period.

                (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B, signed by each Borrower's Vice President and Treasurer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                 (iv) Promptly, upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and the Subsidiaries in an aggregate amount exceeding $20,000,000, a written notice specifying the nature thereof, what action the Borrowers, the Subsidiaries or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto.

                  (v) Upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any ERISA Entity with the Internal Revenue Service with respect to each Plan maintained or contributed to by either Borrower or any Subsidiary; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

                 (vi) Promptly upon the furnishing thereof to the shareholders of Parent, copies of all financial statements, reports and proxy statements so furnished.

                (vii)   Promptly  upon  the  filing   thereof,   copies  of  all
         registration statements and annual, quarterly, monthly or other regular reports which Parent files with the SEC.

               (viii)   Such   other   information   (including    non-financial
         information) as the Administrative Agent or any Lender may from time to time reasonably request.

                  6.2. Use of Proceeds. No part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Each Borrower will use the proceeds of the Advances made to it for general corporate purposes (including, without limitation, to finance the Acquisition).

                  6.3. Notice of Default. Each Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

                  6.4. Conduct of Business. Each Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  6.5. Taxes. Each Borrower will, and will cause each Subsidiary to, timely file United States federal and applicable foreign, state and local tax returns, statements, forms and reports required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

                  6.6. Insurance. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to any Lender upon request full information as to the insurance carried.

                  6.7. Compliance with Laws. Each Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

                  6.8. Maintenance of Properties. Each Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                  6.9. Inspection. Each Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of each Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of each Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of each Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate. After the occurrence and during the continuance of a Default, any such inspection shall be at the Borrowers' expense; at all other times, the Borrowers shall not be liable to pay the expenses of the Administrative Agent or any Lender in connection with such inspections.

                  6.10. Consolidations, Mergers and Sale of Assets. (a) No Borrower will, nor will it permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole (whether by a single transaction or a number of related transactions and whether at one time or over a period of time) or consolidate with or merge into any Person or permit any Person to merge into it, except

                  (i) Any Subsidiary of Parent may be merged into Parent (so long as Parent is the survivor).

                 (ii) Any Subsidiary of Parent may sell all or substantially all of its assets to, or consolidate with or into, Parent (subject to clause (iii) below) or any Wholly-Owned Subsidiary of Parent.

                (iii) Parent may sell all or substantially all of its assets to, or consolidate with or merge into, any other corporation, or permit another corporation to merge into it; provided, however, that (a) the surviving corporation, if such surviving corporation is not of Parent, or the transferee corporation in the case of a sale of all or substantially all of Parent's assets, (1) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, and (2) shall expressly assume in writing the due and punctual payment of the Obligations and the due and punctual performance of and compliance with all of the terms of this Agreement and the Notes to be performed or complied with by Parent, (b) immediately before and after such merger, consolidation or sale, there shall not exist any Default or Unmatured Default and (c) the surviving corporation of such merger or consolidation, or the transferee corporation of the assets of Parent, as applicable, has, both immediately before and after such merger, consolidation or sale, a Moody's Rating of Baa3 or better or an S&P Rating of BBB- or better.

                  (b) No Borrower will, nor will it permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (each, a "Disposition") less than all or substantially of the assets of Parent and its Subsidiaries taken as a whole (whether by a single transaction or a number of related transactions and whether at one time or over a period of time), except

                  (i) Sales of Property and services in the ordinary course of business.

                 (ii)    The pledge of Property pursuant to Section 6.11.

                (iii) Dispositions by either Borrower to any Subsidiary of Parent or by any Subsidiary of Parent to any other Subsidiary or to either Borrower.

                 (iv) Dispositions of used, worn-out, obsolete or surplus Property in the ordinary course of business and the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of either Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Parent and its Subsidiaries taken as a whole.

                  (v) The sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof.

                 (vi) Dispositions of Property that, together with all other Property of Parent and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section 6.10 during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of Parent and its Subsidiaries taken as a whole (except that for purposes of this Section 6.10(b)(vi), references to "10%" in the definition of Substantial Portion shall be deemed to be "20%").

                  6.11. Liens. No Borrower will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Lien in, of or on the Property of either Borrower or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation;

                 (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrowers or the Subsidiaries;

                  (v) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the Borrowers or any Subsidiary;

                  (vi)  Liens  existing  on the date  hereof  and  described  in
         Schedule 1;

                (vii) Judgment Liens which secure payment of legal obligations that would not constitute a Default under Section 7.9;

               (viii) Liens on Property acquired by either Borrower or a Subsidiary after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of such Borrower or such Subsidiary, as the case may be; and

                 (ix) Liens which would  otherwise  not be  permitted by clauses
         (i) through (viii) securing additional Indebtedness of either Borrower or a Subsidiary; provided that after giving effect thereto the aggregate unpaid principal amount of Indebtedness (including, without limitation, Capitalized Lease Obligations) of Parent and the Subsidiaries secured by such Liens permitted by this clause (ix) shall not exceed $75,000,000.

                  6.12. Transactions with Affiliates. No Borrower will, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than either Borrower or a Wholly-Owned Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

                  6.13. Maintenance of Indebtedness to Capitalization Ratio. Parent will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization to be greater than 0.65 to 1.

                  6.14. Limitation on Certain Restrictions Affecting Subsidiaries. Neither Borrower shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary of such Borrower to
(a) pay dividends or make any other distributions on such Subsidiary's capital stock or any other interest or participation in its profits owned by either Borrower, or pay any Indebtedness or any other obligation owed to either Borrower, (b) make investments in or to either Borrower, or (c) transfer any of its Property to either Borrower, except that each of the following shall be permitted: (i) any such encumbrances or restrictions existing on the date of this Agreement and described on Schedule 2 or existing under or by reason of (x) applicable law or (y) the Loan Documents, (ii) restrictions on the transfer of Property subject to a Lien permitted under Section 6.11, and (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Borrower.

                                   ARTICLE VII

                                    DEFAULTS

                  The occurrence of any one or more of the following events shall constitute a Default:

                  7.1. Any representation or warranty made or deemed made by or on behalf of either Borrower to the Lenders or the Administrative Agent under or in connection with this Agreement or any Loan, or any certificate or information delivered in connection with this Agreement, shall be false in any material respect on the date as of which made.

                  7.2. Nonpayment of principal of any Loan when due; or nonpayment of interest upon any Loan or of any facility fee or utilization fee or other obligation under any of the Loan Documents within five days after the same becomes due.

                  7.3. The breach by either Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12 or 6.13.

                  7.4. The breach by either Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any term or provision of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent or any Lender.

                  7.5. Failure of either Borrower or any Subsidiary to pay when due any Indebtedness (other than the Loans) aggregating in excess of $20,000,000 ("Material Indebtedness"); or default by either Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement or agreements under which any Material Indebtedness was created or is governed, or the occurrence of any other event or the existence of any other condition, the effect of which default or event or condition is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material
Indebtedness of either Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or either Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

                  7.6. Either Borrower or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or other organizational action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

                  7.7. Without the application, approval or consent of either Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or such Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against either Borrower or any Subsidiary, and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of 60 consecutive days.

                  7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of either Borrower or any Subsidiary which, when taken together with all other Property of the Borrowers and the Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

                  7.9. Either Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000 (either singly or in the aggregate with other such judgments), which is not stayed on appeal or otherwise being appropriately contested in good faith.

                  7.10.  Any Change of Control shall occur.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

                  8.1. Acceleration.  If any Default described in Section 7.6 or
7.7 occurs with respect to either Borrower, the obligations of the Lenders to make Loans hereunder (and to effect any conversion pursuant to Section 2.19) shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the obligations of the Lenders to make Loans hereunder shall immediately be terminated or suspended and/or the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

                  If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to either Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

                  8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of (a) in the case of clauses (i) and (iii), all Lenders directly affected thereby and (b) in clauses
(ii), (iv), (v) and (vi) all of the Lenders:

                  (i) Increase the commitment of any Lender or extend the final maturity of any Loan, forgive all or any portion of the principal amount thereof, or reduce the rate (including by virtue of any change to the Pricing Schedule) or extend the time of payment of interest or fees thereon.

                  (ii) Reduce the percentage specified in the definition of Required Lenders.

                  (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrowers to assign their rights under this Agreement (except as permitted by Section 6.10(iii)).

                  (iv) Change the currency in which any Loan is payable;

                  (v) Amend this Section 8.2 or Section 11.2; or

                  (vi) Change any term or provision of Section 2.19 or Section 9.13.

                  No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

                  8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  9.1. Survival of Representations. All representations and warranties of each Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

                  9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to either Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

                  9.3. Headings. Section headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any provision of this Agreement.

                  9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

                  9.5. Several Obligations; Benefits of This Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that the Sole Lead Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

                  9.6. Expenses; Indemnification. (i) The Borrowers agree, jointly and severally, to reimburse the Administrative Agent and the Sole Lead Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent and the Sole Lead Arranger, which attorneys may be employees of the Administrative Agent and all local counsel deemed necessary by the Administrative Agent) paid or incurred by the Administrative Agent or the Sole Lead Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents whether or not any Loans are made hereunder (and, with respect to any amendment or modification, whether or not effective). The Borrowers also agree, jointly and severally, to reimburse the Administrative Agent, the Sole Lead Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Sole Lead Arranger and the Lenders, which attorneys may be employees of the Administrative Agent, the Sole Lead Arranger or the Lenders) paid or incurred by the Administrative Agent, the Sole Lead Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

                  (ii) The Borrowers hereby further agree, jointly and severally, to indemnify the Administrative Agent, the Sole Lead Arranger, the Syndication Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses
(including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Sole Lead Arranger, the Syndication Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.6 shall survive the payment of the Obligations and termination of this Agreement.

                  9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

                  9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                  9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                  9.10. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Sole Lead Arranger, the Syndication Agent or any Lender shall have any fiduciary responsibility to the Borrowers. None of the Administrative Agent, the Sole Lead Arranger or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. Each Borrower agrees that none of the Administrative Agent, the Sole Lead Arranger or any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by either Borrower in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the Sole Lead Arranger, the Syndication Agent or any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by either Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

                  9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from either Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party and (vi) permitted by
Section 12.4.

                  9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of any Loan provided for herein.

                  9.13. Joint and Several Liability. (a) The Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Loan Documents to which either Borrower is a party, without regard to any defense (other than the defense that payment in full has been made), set-off or counterclaim which may at any time be available to or be asserted by the other Borrower against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers' liability hereunder, in bankruptcy or in any other instance, and the Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Notice of Borrowing) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against the other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to the other Borrower hereunder and any of the amounts owing hereunder by such other Borrower in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceeds against such other Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of such amounts owing hereunder.

                  (b) Notwithstanding any other provisions of this Agreement or the other Loan Documents, the maximum aggregate amount for which VUHI shall be liable hereunder with respect to Loans to Parent and other Obligations of Parent shall equal the greater of (i) 95% of the excess of the fair saleable value of the property of VUHI over the total liabilities of VUHI (including the maximum amount reasonably expected to become due in respect of contingent liabilities, other than any such contingent liabilities hereunder and under the other Loan Documents), such excess to be determined on the date hereof or the date on which, from time to time, enforcement against VUHI of its joint and several liability hereunder is sought by the Administrative Agent or a Lender or realization against any of the property or assets of VUHI is effected by the Administrative Agent or a Lender, whichever is higher, and (ii) the maximum aggregate amount of Obligations which does not render this Section 9.13, as it relates to VUHI, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer. Subject to the preceding sentence, each Borrower understands, agrees and confirms that each Borrower shall be liable for payment of Obligations when due and not for collection thereof and that each Lender may, from time to time, enforce this provision against either Borrower up to the full amount of the Obligations owed to such Lender without proceeding against the other Borrower, against any security for the Obligations, against any guarantor or under any guarantee covering the Obligations.

                                    ARTICLE X

                                   THE AGENTS

                  10.1. Appointment; Nature of Relationship. Credit Suisse First Boston is hereby appointed by each of the Lenders as Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibility to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duty to any Lender, (ii) is a representative of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. Each Lender hereby appoints Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Syndication Agent and ABN AMRO as Documentation Agent. Neither the Syndication Agent nor the Documentation Agent, in its capacity as such, shall have any rights, duties or responsibilities hereunder or under any other Loan Document.

                  10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

                  10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to either Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

                  10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any covenant or agreement of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent;
(d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Parent, VUHI or any guarantor of any of the Obligations or of any of Parent's, VUHI's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Administrative Agent at such time, but is voluntarily furnished by either Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

                  10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  10.6. Employment of Administrative Agent and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

                  10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

                  10.8.     Administrative     Agent's     Reimbursement     and
Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any out-of-pocket costs and expenses (but not internal charges) not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents,
(ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

                  10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

                  10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with either Borrower or any of its Subsidiaries, in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

                  10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Sole Lead Arranger or any other Lender and based on the financial statements prepared by Parent and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sole Lead Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                  10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder, and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate, corporate base rate or other analogous rate of the new Administrative Agent.

                  10.13. Administrative Agent's Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the fees agreed to by Parent and the Administrative Agent from time to time.

                  10.14. Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) that performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

                  11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if either Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrowers may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

                  11.2. Ratable Payments. Each of the Lenders agrees that if any Lender, whether by voluntary payment, by realization upon security, by the exercise of the right to setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise, has payment made to it upon any amount hereunder (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) which is applicable to the payment of principal of or interest on the Loans or fees the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, such Lender agrees, to purchase for cash, without recourse or warranty, a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans, provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is distributed by legal process, or otherwise, appropriate further adjustments shall be made. Each Borrower consents to the foregoing arrangements.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                  12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents (except as provided in Section 6.10(iii)), and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) above, any Lender may at any time, without the consent of the Borrowers or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

                  12.2.  Participations.

                           12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell or agree to sell to one or more banks or other Persons (each, a "Participant") participating interests in all or any part of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, in which each Participant shall be entitled to the rights and benefits of the provisions of Article III (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Article III than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Notes and Commitments as if such Participant were a "Lender" for purposes of Article III, but, except as otherwise provided in Section 12.2.3, shall not have any other rights or benefits under any Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by either Borrower to any Lender under Article III in respect of Loans, Notes and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, Notes and Commitments, and as if such Lender were funding each of such Loan, Notes and Commitments in the same way that it is funding the portion of such Loan, Notes and Commitments in which no participations have been sold.

                           12.2.2. Voting Rights. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in clauses (i), (iii), (iv), (v) or
         (vi) of the proviso to Section 8.2 to the extent such Lender's consent is required therefor.

                           12.2.3. Benefit of Setoff. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

                  12.3.  Assignments.

                           12.3.1. Permitted Assignments. Any Lender may, in the
         ordinary course of its business and in accordance with applicable law, at any time assign (which may be non-pro rata among Loans and Commitments) to one or more Eligible Persons (each, a "Purchaser") all or any part of its rights and obligations under the Loan Documents only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of each Borrower, the Sole Lead Arranger and the Administrative Agent; provided, however, that (i) no consent of either Borrower, the Sole Lead Arranger or the Administrative Agent shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Sole Lead Arranger and the Administrative Agent); (ii) no
         consent of either Borrower, the Sole Lead Arranger or the Administrative Agent need be obtained if any Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by the Sole Lead Arranger or any of its Affiliates in connection with the syndication of the Commitments and/or Loans or otherwise, shall not reduce the assignor's Loans and Commitments to less than $5.0 million (unless reduced to $0 or unless each Borrower and the Sole Lead Arranger otherwise consent) and shall be in an aggregate amount of at least $5.0 million (unless the assignor's Loans and Commitments are reduced to $0 or unless each Borrower and the Sole Lead Arranger otherwise consent) and (iv) in no event may any such assignment be made to either Borrower or any of its Affiliates without consent of all Lenders unless the Purchaser agrees in writing that its Loans or Notes shall not be deemed outstanding for any matter under Section 8.2 or any other vote or consent of the Lenders under the Loan Documents of the Loans or Commitments. Each assignment shall be made pursuant to an agreement substantially in the form of Exhibit C or such other form as shall be consented to by the Sole Lead Arranger (an "Assignment Agreement").

                           12.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) for any assignment by Persons other than Merrill Lynch Capital Corporation and its Affiliates, payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA.

                           On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.4. Pledges to Federal Reserve Bank. In addition to the assignments and participations permitted under the foregoing provisions of this
Article XII, any Lender may assign and pledge all or any part of its rights and obligations under the Loan Documents to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is a fund that invests in bank loans, any such Lender may assign or pledge all or any part of rights and obligations under the Loan Documents to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, without notice to or consent of the Borrowers, the Administrative Agent or the Sole Lead Arranger. Any transfer as a result of the foreclosure on such pledge shall be subject to
Section 12.3. No such assignment shall release the assigning Lender from its obligations hereunder.

                  12.5. Dissemination of Information. A Lender may furnish any information concerning the Borrowers and the Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees to be bound by the provisions of Section 9.11. In addition, the Sole Lead Arranger may furnish any information concerning the Borrowers and the Subsidiaries in the Sole Lead Arranger's possession to any of its Affiliates, subject, however, to the provisions of Section 9.11. The Borrower and the Subsidiaries shall assist the Sole Lead Arranger and any Lender in effectuating any assignment or participation pursuant to this Article XII (including during syndication) in whatever manner the Sole Lead Arranger or such Lender reasonably deems necessary.

                  12.6. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                  12.7. Designation. (a) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and Parent, the option to provide to the Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

                  (b) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement and any other Loan Documents and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                  (c) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

                  (d) In addition, notwithstanding anything to the contrary contained in this Section 12.7 or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This
Section 12.7 may not be amended without the written consent of any Designating Lender affected thereby.

                                  ARTICLE XIII

                                     NOTICES

                  Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) at its address or facsimile number set forth on the signature pages and (y) at such other address or facsimile number as it may hereafter specify for the purpose by notice to the other parties in accordance with the provisions of this Article
XIII. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

                                   ARTICLE XIV

                                  COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent, the Sole Lead Arranger and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

                            CHOICE OF LAW; CONSENT TO
                       JURISDICTION; WAIVER OF JURY TRIAL

                  15.1. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  15.2. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST EITHER BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY EITHER BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY. EACH BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWERS AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND EACH BORROWER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  15.3. WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, Borrower, the Lenders, the Administrative Agent and the Sole Lead Arranger have executed this Agreement as of the date first above written.

                                   VECTREN CORPORATION


                                   By: /s/ Timothy L. Burke
                                      ----------------------------------------
                                      Name:  Timothy L. Burke
                                      Title: Vice President & Treasurer


                                   VECTREN UTILITY HOLDINGS, INC.


                                   By: /s/ Timothy L. Burke
                                      ----------------------------------------
                                      Name:   Timothy L. Burke
                                      Title:  Vice President & Treasurer
                                            20 N.W. Fourth Street
                                            P.O. Box 3606
                                            Evansville, Indiana  47735-3606

                                             Attention:  Jerome A. Benkert, Jr.
                                             Telephone:  (812) 491-4207
                                             Fax:  (812)

                                   MERRILL LYNCH & CO., MERRILL LYNCH,
                                   PIERCE, FENNER & SMITH INCORPORATED,
                                     as Sole Lead Arranger and Syndication Agent


                                   By: /s/ Christopher K. Stout
                                      ----------------------------------------
                                      Name:  Christopher K. Stout
                                      Title: Director

Commitment;
----------

$33,000,000                        MERRILL LYNCH CAPITAL CORPORATION,
                                     as a Lender


                                   By: /s/ Christopher K. Stout
                                      ----------------------------------------
                                      Name:  Christopher K. Stout
                                      Title: VP
                                             250 Vesey Street
                                             World Financial Center
                                             North Tower
                                             New York, New York  10281

                                             Attention:  Christopher K. Stout
                                             Telephone:  (212) 449-0982
                                             Fax: (212) 449-7750

Commitment;
----------

$30,500,000                        CREDIT SUISSE FIRST BOSTON, as a Lender and
                                       as Administrative Agent


                                   By: /s/ James P. Moran
                                      ----------------------------------------
                                      Name:  James P. Moran
                                      Title: Director


                                   By: /s/ David L. Sawyer
                                      ----------------------------------------
                                      Name:  David L. Sawyer
                                      Title: Vice President

                                                Attention:  James Moran
                                                Telephone:  (212) 325-9176
                                                Fax:  (212) 325-8615

Commitment;
----------

$30,500,000                        ABN AMRO, BANK, N.V. as a Lender and as
                                   Documentation Agent


                                   By: /s/ Mark Lasek
                                      ----------------------------------------
                                      Name:     Mark Lasek
                                      Title: Senior Vice President

                                   By: /s/ David B. Bryant
                                      ----------------------------------------
                                      Name:     David B. Bryant
                                      Title:   Senior Vice President &
                                               Managing Director

                                                Attention:  Kenneth Keck
                                                Telephone:  (312) 992-5134
                                                Fax:  (312) 992-5111

Commitment;
----------

$22,000,000                        BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH,
                                   as Lender



                                   By: /s/ Charles Dougherty
                                      ----------------------------------------
                                      Name:  C. Dougherty
                                      Title: VP


                                   By: /s/ E. Bermant
                                      ----------------------------------------
                                      Name: E. Bermant
                                      Title:  FVP/Deputy Manager


                                               Attention:  Charles Dougherty
                                               Telephone:  (212) 607-3656
                                               Fax:  (212) 809-2124

Commitment;
----------

$27,500,000                        BANCA NAZIONALE DEL LAVORO S.P.A., NEW
                                   YORK BRANCH, as Lender


                                   By: /s/ Roberto Mancone
                                      ----------------------------------------
                                      Name:   Roberto Mancone
                                      Title:  Senior Loan Officer


                                   By: /s/ Leonardo Valentini
                                      ----------------------------------------
                                      Name:  Leonardo Valentini
                                      Title: First Vice President


                                               Attention:  Giulio Giovine
                                               Telephone:  (212) 314-0217
                                               Fax:  (212) 765-2978

Commitment;
----------

$22,000,000                        BANCO DI NAPOLI S.P.A., as Lender


                                   By: /s/ Vito Spada
                                      ----------------------------------------
                                      Name:     Vito Spada
                                      Title: Executive Vice President

                                   By: /s/ Claude P. Mapes
                                      ----------------------------------------
                                      Name:     Claude P. Mapes
                                      Title: First Vice President

                                                  Attention:  Franco Dimario
                                                  Telephone:  (212) 872-2415
                                                  Fax: (212) 755-1389

Commitment;
----------

$27,500,000                        THE BANK OF NEW YORK, as Lender


                                   By: /s/ Ian K. Stewart
                                      ----------------------------------------
                                      Name:     Ian K. Stewart
                                      Title: Senior Vice President

                                           Attention:  Lisa Williams
                                           Telephone:  (212) 635-7889
                                           Fax: (212) 635-7923

Commitment;
----------

$28,500,000                        BANK ONE, INDIANA, NA, as Lender


                                   By: /s/ Randall K. Stephens
                                      ----------------------------------------
                                      Name:     Randall K. Stephens
                                      Title:    Managing Director

                                             Attention:   Randall Stephens
                                             Telephone:  (317) 321-7789
                                             Fax: (317) 266-6042

Commitment;
----------

$27,500,000                        THE FUJI BANK LIMITED, as Lender


                                   By: /s/ Peter L. Chinnici
                                      ----------------------------------------
                                      Name:     Peter L. Chinnici
                                      Title:    Senior Vice President and
                                                Group Head

                                                  Attention:  Richard Dunning
                                                  Telephone:  (312) 621-9485
                                                  Fax: (312) 621-3386

Commitment;
----------

$27,500,000                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                   as Lender


                                   By: /s/ Walter R. Wolff
                                      ----------------------------------------
                                      Name:  Walter R. Wolff
                                      Title: Joint General Manager

                                                Attention:  Agnes Aberin
                                                Telephone:  (212) 282-4061
                                                Fax: (212) 282-4480

Commitment;
----------

$27,500,000                        KBC BANK, N.V., as Lender


                                   By: /s/ Raymond F. Murray
                                      ----------------------------------------
                                      Name:   Raymond F. Murray
                                      Title:  First Vice President


                                   By: /s/ Robert Snauffer
                                      ----------------------------------------
                                      Name:   Robert Snauffer
                                      Title:  First Vice President


                                               Attention:  John Thierfelder
                                               Telephone:  (212) 341-0727
                                               Fax: (212) 541-0793

Commitment;
----------

$27,500,000                        KEYBANK NATIONAL ASSOCIATION, as Lender


                                   By: /s/ Sherrie Manson
                                      ----------------------------------------
                                      Name:     Sherrie Manson
                                      Title:    Vice President

                                                 Attention:  Sherrie Manson
                                                 Telephone:  (216) 689-3443
                                                 Fax: (216) 689-4981

Commitment;
----------

$22,000,000                        NATIONAL CITY BANK OF INDIANA, as Lender


                                   By: /s/ William E. Kennedy
                                      ----------------------------------------
                                      Name:     William E. Kennedy
                                      Title:    Vice President

                                                 Attention:  William E. Kennedy
                                                 Telephone:  (317) 267-7066
                                                 Fax: (317) 267-6249

Commitment;
----------

$10,000,000                        INTEGRA BANK, N.A., as Lender


                                   By: /s/ Gene Dawson
                                      ----------------------------------------
                                      Name:     Gene Dawson
                                      Title:    Vice President

                                                 Attention:   Gene Dawson
                                                 Telephone:  (812) 464-9787
                                                 Fax: (812) 464-9691

Commitment;
----------

$27,500,000                        NORINCHUKIN BANK, as Lender


                                   By: /s/ Yoshiro Niiro
                                      ----------------------------------------
                                      Name:     Yoshiro Niiro
                                      Title:


                                                 Attention:  Sophia Tsororos
                                                 Telephone:  (212) 949-7188
                                                 Fax: (212) 808-4188

Commitment;
----------

$22,000,000                        OLD NATIONAL BANK, as Lender


                                   By: /s/ Darren Spainhoward
                                      ----------------------------------------
                                      Name:     Darren Spainhoward
                                      Title:


                                                 Attention:  Jeryl Lynn Hope
                                                 Telephone:  (812) 461-9399
                                                 Fax: (812) 464-1262

Commitment;
----------

$22,000,000                        UNION PLANTERS BANK, NATIONAL ASSOCIATION,
                                   as Lender


                                   By: /s/ Jay D. Richards
                                      ----------------------------------------
                                      Name:     Jay D. Richards
                                      Title:    Vice President


                                                Attention:  Vicki Payne
                                                Telephone:  (317) 221-6077
                                                Fax: (317) 221-6120



                                            PRICING SCHEDULE
------------------------------------------------------------------------------------------------------------------------

                                         Level I     Level II      Level III      Level IV      Level V      Level VI
               Pricing                   Status       Status        Status         Status       Status        Status
-------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------
Applicable Margin for Eurodollar         0.270%       0.300%        0.450%        0.600%        0.700%       0.800%
    Advances
-------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------
Applicable Margin for Floating           0.00%        0.00%         0.00%         0.00%         0.00%        0.00%
    Rate Advances
-------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------
Applicable Facility Fee Rate             0.080%       0.100%        0.125%        0.150%        0.175%       0.200%
-------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------
Applicable Utilization Fee Rate          0.100%       0.100%        0.125%        0.125%        0.250%       0.250%
-------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------

                  For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

                  "Level I Status" exists at any date if, on such date, Parent's Moody's Rating is A2 or better or Parent's S&P Rating is A or better.

                  "Level II Status" exists at any date, if, on such date, (i) Parent has not qualified for Level I Status and (ii) Parent's Moody's Rating is A3 or better or Parent's S&P Rating is A- or better.

                  "Level III Status" exists at any date if, on such date, (i) Parent has not qualified for Level I Status or Level II Status and (ii) Parent's Moody's Rating is Baal or better or Parent's S&P Rating is BBB+ or better.

                  "Level IV Status" exists at any date if, on such date, (i) Parent has not qualified for Level I Status, Level II Status or Level III Status and (ii) Parent's Moody's Rating is Baa2 or better or Parent's S&P Rating is BBB or better.

                  "Level V Status" exists at any date if, on such date (i) Parent has not qualified for Level I status, Level II status, Level III status or Level IV status and (ii) Parent's Moody's Rating is Baa3 or better or Parent's S&P Rating is BBB- or better.

                  "Level VI Status" exists at any date if, on such date, Parent has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

                  "Moody's Rating" means, at any time, the credit rating issued by Moody's and then in effect with respect to Parent's senior unsecured long-term debt securities without third-party credit enhancement.

                  "S&P Rating" means, at any time, the credit rating issued by S&P and then in effect with respect to Parent's senior unsecured long-term debt securities without third-party credit enhancement.

                  "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

                  The Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on Parent's Status as determined from its then current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time Parent has no Moody's Rating or no S&P Rating, Level VI Status shall exist. If Parent is split-rated and as a result the Moody's Rating or the S&P Rating falls in any Level that is two or more Levels below the other (i.e. the Moody's Rating is in Level I and the S&P Rating is in Level IV), then Parent shall be deemed to have the Status that is in the Level one below the higher Level (i.e. as in the example above, Parent would be in Level II Status).

                                   SCHEDULE 1

                                      LIENS
                          (See Sections 5.13 and 6.11)

                                   SCHEDULE 2

                       ENCUMBRANCES AFFECTING SUBSIDIARIES
                               (See Section 6.14)

                                                                       EXHIBIT A

                                [FORM OF OPINION]


The Administrative Agent and the Lenders who are parties to the Credit Agreement described below.

Ladies and Gentlemen:

                  We have acted as special counsel for Vectren Corporation, an Indiana corporation ("Parent"), and Vectren Utility Holdings, Inc., an Indiana corporation and a Wholly-Owned Subsidiary ("VUHI" and, together with Parent, the "Borrowers"), in connection with the execution and delivery of the Credit Agreement dated as of June [ ], 2000 (the "Credit Agreement") among the Borrowers, the Lenders party thereto from time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Syndication Agent, ABN AMRO as Documentation Agent and Credit Suisse First Boston as Administrative Agent. This opinion letter is being provided to you pursuant to Section 4.1(a)(v) of the Credit Agreement. All capitalized terms used in this opinion letter and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

                  For the purpose of rendering this opinion letter, we have examined (i) the Credit Agreement and the Notes (hereinafter collectively referred to as the "Loan Documents"); (ii) the corporate proceedings pursuant to which the Loan Documents were approved and authorized; and (iii) such records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of rendering the opinions set forth below.

                  For purposes of rendering this opinion letter, we have, with your consent and without investigation, assumed:

                  (a) the genuineness of the signatures of all persons (other than the Borrowers) signing the Loan Documents;

                  (b) the authority of the persons executing the Loan Documents on behalf of the parties thereto (other than the Borrowers);

                  (c) the authenticity of all documents submitted to us as originals;

                  (d) the accuracy and completeness of all corporate and public documents and records made available to us;

                  (e) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies;

                  (f) the due authorization, execution and delivery of the Credit Agreement by the parties thereto (other than the Borrowers); and

                  (g) that the Credit Agreement is binding upon all the parties thereto (other than the Borrowers) and that all parties thereto (other than the Borrowers) will act in accordance with the terms and provisions thereof.

                  In addition, we have assumed that:

                  (i) all decisional authorities, statutes, rules and regulations comprising the applicable law for which we are assuming responsibility are published or otherwise generally accessible, in each case in a manner generally available to lawyers practicing in the State of Indiana; and

                 (ii) routine procedural matters, such as service of process or qualification to do business in the jurisdiction, will be satisfied by the party seeking to enforce any of the Loan Documents.

                  Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. Each Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the State of Indiana. Neither Borrower nor any Subsidiary is required to be qualified to do business in any state other than Indiana.

                  2. The execution and delivery by each Borrower of the Loan Documents and the performance by each Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of each Borrower and will not

                  (a) require any consent of either Borrower's shareholders; or

                  (b) violate (i) either Borrower's or any Subsidiary's articles of incorporation or by-laws, (ii) any law, rule, regulation or, to our knowledge, any order, writ, judgment, injunction, decree or award binding on either Borrower or any Subsidiary, or (iii) the provisions of any indenture, instrument or agreement to which either Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder.

                  3. The Loan Documents have been duly executed and delivered by each Borrower and constitute legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  4. Except as set forth in the '34 Act Reports filed prior to the date hereof, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to our knowledge, threatened against either Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  5.  No  order,  consent,   adjudication,   approval,  license,
authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Subsidiaries is required to be obtained by either Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by each Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

                  Our  opinions  are  subject  to  the  following   assumptions,
qualifications and limitations:

                  A. Whenever any statement in this opinion letter is qualified by the phrase "to our knowledge," such phrase is intended to mean the actual knowledge of information by the lawyers in our firm who have given substantive legal attention to matters on behalf of either Borrower in the six months preceding the date of this opinion letter, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in our firm, a general search of our files or any other type of independent investigation. Moreover, we have not undertaken any independent investigation to determine the accuracy or completeness of such knowledge, and any limited inquiries made by us should not be regarded as such an investigation. Any certificates or representations obtained by us from officers of the Borrowers or others with respect to such opinions have been relied upon by us without independent verification.

                  B. This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana and New York (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

                  C. This opinion letter is dated and speaks as of the date hereof. We have no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention.

                  D. Whenever we have stated we assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigation, and without expressing any opinion or stating any conclusion of any kind concerning such matter (but, to our knowledge, no assumption made herein is inaccurate or unreasonable).

                  E. The only opinions intended to be provided herein are those which are expressly stated herein and no opinions by implication are intended or given.

                  This opinion letter may be relied upon by the Sole Lead Arranger, the Administrative Agent, the Lenders and their respective successors, participants and assignees. Subject to the foregoing, this opinion letter may be relied upon only in connection with the transactions contemplated by the Credit Agreement and may not be used or relied upon by the Sole Lead Arranger, the Administrative Agent, such Lenders or any other person for any other purpose whatsoever.

                                      Very truly yours,*

                                                                       EXHIBIT B


                        [FORM OF COMPLIANCE CERTIFICATE]


To:      The Lenders party to the
         Credit Agreement described below

                  This compliance certificate (this "Certificate") is furnished pursuant to the Credit Agreement dated as of June [ ], 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Vectren Corporation ("Parent"), Vectren Utility Holdings, Inc. ("VUHI" and, together with Parent, the "Borrowers"), the Lenders party thereto from time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Syndication Agent, ABN AMRO as Documentation Agent, and Credit Suisse First Boston as Administrative Agent for the Lenders. All capitalized terms used in this Certificate and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected _______________ of Parent;

                  2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the attached financial statements; and

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                  Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Parent has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________, ____.


                                  [                            ]




                                   ---------------------------------------------

                                   SCHEDULE I

                            TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                                                       EXHIBIT C


                         [FORM OF ASSIGNMENT AGREEMENT]


                  This  ASSIGNMENT  AGREEMENT  (this  "Agreement")  dated  as of
[                ]   is  made   between   [         ]   (the   "Assignor")   and
[             ] (the "Assignee").


                                    RECITALS

                  The Assignor is party to the Credit Agreement dated as of June [ ], 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Vectren Corporation, Vectren Utility Holdings, Inc., the Lenders party thereto from time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Syndication Agent, ABN AMRO as Documentation Agent and Credit Suisse First Boston as Administrative Agent for the Lenders. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

                  The Assignor wishes to assign to Assignee rights and obligations of the Assignor under the Credit Agreement in respect of the Commitments and the other rights and obligations of the Assignor thereunder, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor to be assigned to it and assumed by it, in each case on the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  1.       Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Agreement, (i) the Assignor hereby sells, transfers and assigns, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement),

                  (i) Assignor's Commitments and Loans set forth on Annex 1 hereto; and

                  (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor with respect to such Commitments and Loans assigned to the Assignee under and in connection with the Credit Agreement and the other Loan Documents;

(all of the foregoing being herein referred to as the "Assigned Rights and Obligations").

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification for claims arising following the Effective Date, with a pro rata share as of the Effective Date of the Commitments and Loans equal to the amounts set forth on Annex 1 hereto. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that (i) as of the Effective Date, the pro rata share of the Assignor of the Commitment shall be reduced by $ [ ], and the pro rata share of the Assignor of the Loans shall be reduced by $ [ ], in each case as a result of the assignment hereby to the Assignee, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Section [ ] or Section [ ] of the Credit Agreement or be relieved of its obligations under Section [ ] of the Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time prior to the Effective Date.

                  2.       Payments.

                  As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount in U.S. Dollars as agreed to between the parties.

                  3.       Reallocation of Payments.

                  Any interest, fees and other payments accrued to the Effective Date with respect to all of the Assigned Rights and Obligations of the Assignee shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Rights and Obligations of any Assignee shall be for the account of each Assignee. Each of the Assignor and the Assignee, severally, agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

                  4.       Independent Credit Decision.

                  The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Sole Lead Arranger, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

                  5.       Effective Date: Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be [ ], 200 [ ](the "Effective Date"); provided, however, that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

                  (ii)  notice of the  assignment  substantially  in the form of
         Exhibit I shall have been delivered to the Administrative Agent and, if required for an effective assignment of the Assigned Rights and Obligations by the Assignor to the Assignee under Section 12.3.1 of the Credit Agreement, the consent of each Borrower, the Sole Lead Arranger and the Administrative Agent, as the case may be, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor from the Assignee under this Agreement and payment to the Administrative Agent of the fee required by Section 12.3.2 of the Credit Agreement shall have been made; and

                  (iv) the information in this Agreement shall be recorded in the register maintained by the Administrative Agent

                  6.       Representations and Warranties.

                  (a) The Assignor  represents and warrants to the Assignee that
(i) it is the legal and beneficial owner of the interest being assigned by it hereunder to the Assignee and that such interest is free and clear of any Lien or other adverse claim known to Assignor other than any Lien or other adverse claim created by the Assignee; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers or any other obligor of any of their obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants to Assignor that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; (iv) it is an Eligible Person; and (v) none of the consideration used to make the purchase of the Assigned Rights and Obligations are "plan assets" as defined under ERISA; the rights and interests of the Assignee in and under the Loan Documents will not be "plan assets" under ERISA.

                  7.       Further Assurances.

                  The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Borrowers, the Sole Lead Arranger, or the Administrative Agent which may be required in connection with the assignment and assumption contemplated hereby.

                  8.       Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto to be affected thereby. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and any waiver of any breach of the provisions of this Agreement be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

                  (d)  This   Agreement   may  be  executed  in  any  number  of
counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. The Assignor and the Assignee each irrevocably submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement or to any other Loan Documents and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each party agrees that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other party at the address set forth on Schedule I hereto or at such other address of which the other party shall have been notified pursuant thereto; and each party agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT, THE TRANSACTION OR THE RELATIONSHIPS ESTABLISHED HEREUNDER OR THEREUNDER.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          [ASSIGNOR], as Assignor


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:





                                          [ASSIGNEE], as Assignee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                                                         ANNEX 1


                                                       Term A-1       Term A-2        Term B         Term C
                       Revolving       Revolving       Facility       Facility       Facility       Facility
                       Commitment        Loans          Loans           Loans          Loans          Loans
                       ----------        -----          -----           -----          -----          -----

                                                                                                                      Total
Assigned
Commitment/
Loans


                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement dated as of June 29, 2000, among Vectren Corporation, Vectren Utility Holdings, Inc., the Lenders party thereto from time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Syndication Agent, ABN AMRO as Documentation Agent, and Credit Suisse First Boston as Administrative Agent for the Lenders.

2. Date of Assignment Agreement:  [              ], 200[ ].

3. Amounts (As of Date of Item 2 above):

        a.       Total of Commitments (Loans)**           $
                 under Credit Agreement                    -------

        b.       Assignee's Percentage of each
                 Facility purchased under the
                 Assignment Agreement***                          %
                                                          --------

        c.       Amount of Assigned Share in each
                 Facility purchased under the             $
                 Assignment Agreement                      -------

4. Assignee's Aggregate (Loan Amount)** Commitment
   Amount Purchased Hereunder:                            $
                                                           -------

5. Proposed Effective Date:                               [      ], 200[ ]


Accepted and Agreed:

[NAME OF ASSIGNOR]                               [NAME OF ASSIGNEE]


By:                                              By:
   -------------------------------                  ----------------------------
   Name:                                            Name:
   Title:                                           Title:


** If a Commitment has been terminated, insert outstanding Loans in place of Commitment.

***      Percentage taken to 10 decimal places.

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

                               VECTREN CORPORATION



Lending Institution:
                         -------------------------------------------------------

Name for Signature Pages:
                         -------------------------------------------------------
                         Will sign Credit Agreement:
                         Will come in via Assignment:      Number of Days
                                                           Post Closing:  ______

Name for Publicity:
                         -------------------------------------------------------

Address:
                         -------------------------------------------------------

                         -------------------------------------------------------
Main Telephone:                              Telex No./Answerback:
                         --------------------                     --------------

CONTACT - Credit         Name:
                                   ---------------------------------------------
                         Address:
                                   ---------------------------------------------

                                   ---------------------------------------------
                         Telephone:
                                   ---------------------------------------------
                         Fax:
                                   ---------------------------------------------

CONTACT - Operation      Name:
                                   ---------------------------------------------
                         Address:
                                   ---------------------------------------------

                                   ---------------------------------------------
                         Telephone:
                                   ---------------------------------------------
                         Fax:
                                   ---------------------------------------------

PAYMENT INSTRUCTIONS

Bank Name:
                         -------------------------------------------------------
ABA/Routing No.
                         -------------------------------------------------------
Account Name
                         -------------------------------------------------------
Account No.
                         -------------------------------------------------------
For further credit:
                         -------------------------------------------------------
Account No.
                         -------------------------------------------------------
Attention:
                         -------------------------------------------------------
Reference:
                         -------------------------------------------------------

CREDIT SUISSE FIRST BOSTON ADMINISTRATIVE DETAILS
  CREDIT SUISSE FIRST BOSTON       Account Administrator    Secondary Contact
                                   ---------------------    ------------------
  11 Madison Avenue                Elizabeth Burnett        Yvette McQueen
  New York, NY  10010              Tel:  (212) 325-9940     Tel: (212)  325-9934
  Main Telephone: (212) 325-8304   Fax: (212) 325-8304      Fax: (212) 325-8304

Wire Instructions:; The Agent's wire instructions will be disclosed at the time of closing.

                                    EXHIBIT I
                             to Assignment Agreement

                              NOTICE OF ASSIGNMENT

To:      Vectren Corporation
         Vectren Utility Holdings, Inc.

         Credit Suisse First Boston

         Merrill Lynch & Co.,
         Merrill Lynch, Pierce, Fenner & Smith Incorporated

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")



                  1. We refer to that Credit Agreement (as amended, modified, reviewed or extended from time to time, the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice") is given and delivered to the Borrowers, the Sole Lead Arranger, and the Administrative Agent pursuant to Section 12.3.2 of the Credit Agreement.

                  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____________, ____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Administrative Agent; provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                  4. The Assignor and the Assignee hereby give to the Borrowers, the Sole Lead Arranger, and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Sole Lead Arranger and the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Sole Lead Arranger or the Administrative Agent, the Assignor will give the Sole Lead Arranger and the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

                  5.  The   Assignor   or  the   Assignee   shall   pay  to  the
Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

                  6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacement notes to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrowers upon its receipt of a new Note in the appropriate amount.

                  7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                  8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                  9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

[NAME OF ASSIGNOR]                             [NAME OF ASSIGNEE]

By:                                            By:
   ------------------------------                 ------------------------------
   Name:                                          Name:
   Title:                                         Title:


ACKNOWLEDGED **[AND                            ACKNOWLEDGED **[AND
  CONSENTED TO]**                                CONSENTED TO]**
BY:  CREDIT SUISSE FIRST BOSTON,               BY:  VECTREN CORPORATION
  as Administrative Agent

By:                                            By:
   ------------------------------                 ------------------------------
   Name:                                       Name:
   Title:                                      Title:


                                               VECTREN UTILITY HOLDINGS, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

ACKNOWLEDGED **[AND
  CONSENTED TO]**
BY:  MERRILL LYNCH & CO.,
       MERRILL LYNCH, PIERCE, FENNER &
           SMITH INCORPORATED,
  as Sole Lead Arranger


By:
   ------------------------------
   Name:
   Title:



                  **[Attach photocopy of Schedule 1 to Assignment]**

                                                                       EXHIBIT D


            [FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION]


To: Credit Suisse First Boston as Administrative Agent (the "Administrative Agent") under the Credit Agreement described below.

Re: Credit Agreement dated as of June 29, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Vectren Corporation ("Parent"), Vectren Utility Holdings, Inc. ("VUHI" and, together with Parent, the "Borrowers"), the Lenders party hereto from time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Syndication Agent, ABN AMRO as Documentation Agent, and Credit Suisse First Boston as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

                  The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrowers; provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by either Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------
Customer/Account Name
                     -----------------------------------------------------------
Transfer Funds To
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
For Account No.
               -----------------------------------------------------------------
Reference/Attention To
                      ----------------------------------------------------------
Authorized Officer (Customer Representative)       Date
                                                       -------------------------
----------------------------                           -------------------------


-----------------------------------         ------------------------------------
(Please Print)                                                      Signature



Bank Officer Name                           Date
                                                 -------------------------------

-----------------------------------         ------------------------------------
(Please Print)                                                      Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                                                      EXHIBIT E


                                 [FORM OF NOTE]

$                                                           June 29, 2000
 -----------------



                  VECTREN CORPORATION, an Indiana corporation and VECTREN UTILITY HOLDINGS, INC., an Indiana corporation (together, the "Borrowers") promise, on a joint and several basis, to pay to the order of _______________ (the "Lender") the lesser of the principal sum of ___________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to either Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of Credit Suisse First Boston, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement, all without relief from any valuation or appraisement law. The Borrowers shall pay the principal of and accrued and unpaid interest on each Loan in full on or before the Facility Termination Date in effect at the time such Loan was made.

                  The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

                  This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 29, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Borrowers, the lenders party thereto from time to time, including the Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Syndication Agent, ABN AMRO as Documentation Agent and Credit Suisse First Boston as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.

                  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

                                               VECTREN CORPORATION



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               VECTREN UTILITY HOLDINGS, INC.



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                   TO NOTE OF
             VECTREN CORPORATION AND VECTREN UTILITY HOLDINGS, INC.,
                       PAYABLE TO ______________________,
                         DATED __________________, ____

                    Principal      Maturity      Principal
                    Amount of     of Interest      Amount        Unpaid
        Date          Loan          Period          Paid         Balance
     ----------   ------------  --------------  ------------  -------------

                                                                       EXHIBIT F

                    [FORM OF TAX REPRESENTATION CERTIFICATE]


                  Reference is hereby made to the Credit Agreement, dated as of June 29, 2000, by and among Vectren Corporation ("Parent"), Vectren Utility Holdings, Inc. ("VUHI" and, together with Parent, the "Borrowers" the Lenders party thereto from time to time, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Syndication Agent (the "Lead Arranger"), Credit Suisse First Boston, as Administrative Agent, and ABN AMRO, as Documentation Agent (the "Credit Agreement"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. [Name of non-U.S. Lender] (the "Lender") is providing this certificate pursuant to Section 3.5 of the Credit Agreement. Under penalties of perjury, the Lender hereby represents and warrants that:

                  1. The Lender is the sole record and beneficial owner of the [Loan(s)][Note(s)] registered in its name in respect of which it is providing this certificate, and it shall remain the sole beneficial owner of such [Loan(s)][Note(s)] registered in its name at all times during which it is the record holder of such [Loan(s)][Note(s)] registered in its name.

                  2. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  3. The Lender is not a 10% shareholder of Parent within the meaning of Section 881(c)(3)(B) of the Code.

                  4. The Lender is not a controlled foreign corporation related to either Borrower within the meaning of Section 864(d)(4) of the Code.

                  5. The income from the Note(s) held by the Lender is not effectively connected with the conduct of a trade or business within the United States.

                  6. The Lender has furnished the Borrowers with a certificate of foreign status on Internal Revenue Service Form W-8 (or the applicable successor form or certificate).

                  7. The Lender will promptly notify the Borrowers and the Sole Lead Arranger if any of the representations and warranties made herein are no longer true and correct.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                               [NAME OF NON-U.S. LENDER]


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Date:
     -----------------